UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2005

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1175427

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5319 Highway 153, Chattanooga, Tennessee	37343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (423) 385-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                                As of December 31, 2005 James Large will resign from the Board of Directors of Cornerstone Bancshares, citing a belief that he would not be able to devote the time necessary to continue to properly serve as a Board member of Cornerstone. The Board would like to thank Mr. Large for his past participation and service to Cornerstone.

The size of the Board will be reduced from eleven to ten.

Item 8.01	Other Events

                                On November 28, 2005, the Registrant issued a press release announcing the declaration of a quarterly dividend in the amount of $.06 per share earnings with a record date of December 19, 2005, and a payment date of January 9, 2005.

Item 9.01	Financial Statements and Exhibits.

(c)          Exhibits

99.1        Press release dated November 28, 2005 announcing the declaration of a quarterly dividend.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

(Registrant)

Date: November 28, 2005
	By:	\s\ Nathaniel F. Hughes

Nathaniel F. Hughes,
President and Chief Operating Officer